Exhibit 99.1

ALTRIA REPORTS 2019 SECOND-QUARTER AND FIRST-HALF RESULTS;
REAFFIRMS 2019 FULL-YEAR EARNINGS GUIDANCE AND ANNOUNCES NEW $1 BILLION SHARE REPURCHASE PROGRAM

RICHMOND, Va. - July 30, 2019 - Altria Group, Inc. (Altria) (NYSE: MO) today announces its 2019 second-quarter and first-half business results and reaffirms its guidance for 2019 full-year adjusted diluted earnings per share (EPS).

“Altria delivered excellent second quarter adjusted diluted earnings per share growth of nearly 9%, driven by our core tobacco businesses,” said Howard Willard, Altria’s Chairman and Chief Executive Officer. “We’ve maintained our focus on the adult tobacco consumer and believe that with our leading premium tobacco brands, U.S. commercialization rights to IQOS, investment in JUUL and pending transaction for on!, we are best positioned among tobacco peers to lead through a dynamic time in the U.S.”

“Our 2019 plans remain on track, and we reaffirm our guidance to deliver full-year 2019 adjusted diluted earnings per share growth of 4% to 7%.”

As previously announced, a conference call with the investment community and news media will be webcast on July 30, 2019 at 9:00 a.m. Eastern Time. Access to the webcast is available at www.altria.com/webcasts and via the Altria Investor app.

Altria Headline Financials[1]

($ in millions, except per share data)	Q2 2019	Change vs. Q2 2018	First Half 2019	Change vs. First Half 2018
Net revenues	$6,619	5.0%	$12,247	(1.3)%
Revenues net of excise taxes	$5,193	6.4%	$9,582	0.3%

Reported tax rate	23.2%	(3.4) pp	24.3%	(0.6) pp
Adjusted tax rate	23.9%	1.0 pp	23.9%	0.8 pp

Reported diluted EPS	$1.07	8.1%	$1.66	(16.6)%
Adjusted diluted EPS	$1.10	8.9%	$2.00	2.0%
1 “Adjusted” financial measures presented in this release exclude the impact of special items. See “Basis of Presentation” for more information.

6601 West Broad Street, Richmond VA 23230

Cash Returns to Shareholders
Dividends:

•	Altria paid $1.5 billion in dividends in the second quarter.

•	Altria’s current annualized dividend rate is $3.20 per share, representing an annualized dividend yield of 6.4% as of July 26, 2019.

•
Altria expects to maintain a dividend payout ratio target of approximately 80% of adjusted diluted EPS. Future dividend payments remain subject to the discretion of Altria’s Board of Directors (Board).

Share Repurchase Program:

•	Altria repurchased 3.7 million shares in the second quarter at an average price of $52.93 per share, for a cost of $195 million, completing its $2 billion share repurchase program.

•
Yesterday, Altria’s Board authorized a new $1 billion share repurchase program, which the company expects to complete by the end of 2020. Share repurchases depend on marketplace conditions and other factors, and the program remains subject to the discretion of Altria’s Board.

Transactions & Financing Matters

•
As previously announced, Altria entered into an agreement with Burger Söhne Holding AG (Burger Group) to acquire 80% ownership of certain companies of the Burger Group that will commercialize on! oral nicotine pouches. Upon closing, Altria will invest $372 million in the global business. Altria expects the transaction to close in the second half of this year.

•
Altria has $1.144 billion aggregate principal amount of 9.25% notes maturing in August 2019 and intends to redeem the maturing notes with cash on hand. As of June 30, 2019, the weighted-average coupon rate on Altria’s debt was 4.4%.

Cost Reduction Program

•
Altria continues to expect to deliver approximately $575 million in annualized cost savings by the end of 2019 through the cost reduction program announced in December 2018 (Cost Reduction Program). The program includes savings from workforce reductions, third-party spending reductions and the closure of Altria’s Nu Mark operations.

Other Notable Events

•
In April, the U.S. Food and Drug Administration (FDA) authorized the sale of Philip Morris International Inc.’s (PMI) IQOS heated tobacco system in the U.S. PM USA expects to begin the U.S. commercialization of IQOS under its exclusive agreement with PMI in September.

•	To date, 18 states and the District of Colombia have enacted legislation raising the legal age to purchase tobacco products to 21, which covers over 50% of the U.S. population.

2019 Full-Year Guidance
Altria reaffirms its guidance for 2019 full-year adjusted diluted EPS to be in a range of $4.15 to $4.27, representing a growth rate of 4% to 7% from an adjusted diluted EPS base of $3.99 in 2018, as shown in Schedule 10. Altria’s 2019 guidance reflects its expectation for a higher full-year adjusted effective tax rate, primarily resulting from lower dividends from ABI; increased interest expense from the debt incurred to fund the Cronos and JUUL transactions; savings from the Cost Reduction Program, which Altria expects to build over the course of the year to an annualized level of approximately $575 million; and increased investments related to PM USA’s lead market plans for launching IQOS. The guidance assumes little-to-no adjusted earnings or cash contributions from the Cronos and JUUL investments.

This guidance range excludes the special items for the first half of 2019 shown in Table 1 and additional estimated per share charges of: (i) $0.02 of tax expense resulting from the Tax Cuts and Jobs Act (Tax Reform Act) related to a tax basis adjustment to Altria’s ABI investment; and (ii) $0.01 in charges associated with the Cost Reduction Program.

Altria revises its estimate for the 2019 full-year domestic cigarette industry volume decline rate to a range of 5% to 6%, primarily due to increased adult smoker movement to the e-vapor category. Based on the accelerated adult smoker movement across categories and strong national momentum behind raising the legal age to purchase tobacco products to 21, Altria also expands its estimated range for the compounded annual average rate of domestic cigarette industry volume declines through 2023 to 4% to 6% from a range of 4% to 5%.

Altria reaffirms its 2019 full-year adjusted effective tax rate to be in a range of 23.5% to 24.5%.

Altria’s full-year adjusted diluted EPS guidance and full-year forecast for its adjusted effective tax rate exclude the impact of certain income and expense items that management believes are not part of underlying operations. These items may include, for example, restructuring charges, asset impairment charges, acquisition-related costs, gain/loss on ABI/SABMiller plc (SABMiller) business combination, ABI-related special items, Cronos-related special items, certain tax items, charges associated with tobacco and health litigation items, and resolutions of certain non-participating manufacturer (NPM) adjustment disputes under the Master Settlement Agreement (such dispute resolutions are referred to as NPM Adjustment Items).
Altria’s management cannot estimate on a forward-looking basis the impact of certain income and expense items, including those items noted in the preceding paragraph, on its reported diluted EPS or its reported effective tax rate because these items, which could be significant, may be infrequent, are difficult to predict and may be highly variable. As a result, Altria does not provide a corresponding U.S. generally accepted accounting principles (GAAP) measure for, or reconciliation to, its adjusted diluted EPS guidance or its adjusted effective tax rate forecast.
The factors described in the “Forward-Looking and Cautionary Statements” section of this release represent continuing risks to Altria’s forecast.

ALTRIA GROUP, INC.

See “Basis of Presentation” below for an explanation of financial measures and reporting segments discussed in this release.

Financial Performance
Second Quarter

•	Net revenues increased 5.0% to $6.6 billion, primarily due to higher net revenues in the smokeable products segment. Revenues net of excise taxes increased 6.4% to $5.2 billion.

•
Reported diluted EPS increased 8.1% to $1.07, primarily driven by higher reported operating companies income (OCI), higher reported earnings from Altria’s equity investment in ABI and lower income taxes, partially offset by higher interest expense and 2019 Cronos-related special items.

•
Adjusted diluted EPS increased 8.9% to $1.10, primarily driven by higher adjusted OCI in the smokeable and smokeless products segments, higher adjusted earnings from Altria’s equity investment in ABI and lower spending as a result of Altria’s decision in 2018 to refocus its innovative products efforts, partially offset by higher interest expense.

First Half

•	Net revenues decreased 1.3% to $12.2 billion, primarily due to lower net revenues in the smokeable products segment. Revenues net of excise taxes increased 0.3% to $9.6 billion.

•
Reported diluted EPS decreased 16.6% to $1.66, primarily driven by 2019 Cronos-related special items, higher interest expense (which includes acquisition-related costs associated with the JUUL and Cronos transactions) and lower reported earnings from Altria’s equity investment in ABI, partially offset by higher reported OCI.

•
Adjusted diluted EPS increased 2.0% to $2.00, primarily driven by higher adjusted OCI in the smokeable and smokeless products segments and lower spending as a result of Altria’s decision in 2018 to refocus its innovative products efforts, partially offset by higher interest expense.

Table 1 - Altria’s Adjusted Results

	Second Quarter			Six Months Ended June 30,
	2019	2018	Change	2019	2018	Change
Reported diluted EPS	$1.07	$0.99	8.1%	$1.66	$1.99	(16.6)%
NPM Adjustment Items	—	(0.03)		—	(0.06)
Asset impairment, exit, implementation and acquisition-related costs	0.02	—		0.08	—
Tobacco and health litigation items	0.01	0.03		0.02	0.04
ABI-related special items	(0.04)	(0.03)		0.01	(0.07)
Cronos-related special items	0.03	—		0.21	—
Loss on ABI/SABMiller business combination	—	—		—	0.01
Tax items	0.01	0.05		0.02	0.05
Adjusted diluted EPS	$1.10	$1.01	8.9%	$2.00	$1.96	2.0%
Note: For details of pre-tax, tax and after-tax amounts, see Schedules 7 and 9.

Special Items
The EPS impact of the following special items is shown in Table 1 and Schedules 7 and 9.
Asset Impairment, Exit, Implementation and Acquisition-Related Costs

•	In the second quarter of 2019, Altria recorded pre-tax charges of $45 million (or $0.02 per share), primarily due to the Cost Reduction Program.

•
In the first half of 2019, Altria recorded pre-tax charges of $204 million (or $0.08 per share), primarily due to acquisition-related costs associated with the JUUL and Cronos transactions and the Cost Reduction Program.

ABI-Related Special Items

•
In the second quarter of 2019, earnings from Altria’s equity investment in ABI included net pre-tax income of $90 million (or $0.04 per share) consisting primarily of Altria’s share of ABI’s mark-to-market gains on ABI’s derivative financial instruments used to hedge certain share commitments.

•
In the second quarter of 2018, earnings from Altria’s equity investment in ABI included net pre-tax income of $72 million (or $0.03 per share), consisting primarily of gains related to ABI’s merger and acquisition activities, partially offset by Altria’s share of ABI’s mark-to-market losses on ABI’s derivative financial instruments used to hedge certain share commitments.

•
In the first half of 2018, earnings from Altria’s equity investment in ABI included net pre-tax income of $189 million (or $0.07 per share), consisting primarily of Altria’s share of ABI’s estimated effect of the Tax Reform Act and gains related to ABI’s merger and acquisition activities, partially offset by Altria’s share of ABI’s mark-to-market losses on ABI’s derivative financial instruments used to hedge certain share commitments.

Cronos-Related Special Items

•
In the second quarter of 2019, Altria recorded net pre-tax losses of $119 million ($0.03 per share), consisting of the following: (i) Altria’s mark-to-market losses of $266 million due to the non-cash change in the fair value of Cronos-related derivative financial instruments to acquire additional shares of Cronos, partially offset by (ii) income of $147 million (included in earnings from Altria’s equity investment in Cronos) related to Altria’s share of Cronos’s first-quarter non-cash change in the fair value of Cronos’s derivative financial instruments associated with the issuance of additional shares.

•
In the first half of 2019, Altria recorded net pre-tax losses of $544 million ($0.21 per share), consisting of the following: (i) Altria’s mark-to-market losses of $691 million primarily due to the non-cash change in the fair value of Cronos-related derivative financial instruments to acquire additional shares of Cronos, partially offset by (ii) income of $147 million (included in earnings from Altria’s equity investment in Cronos) related to Altria’s share of Cronos’s first-quarter non-cash change in the fair value of Cronos’s derivative financial instruments associated with the issuance of additional shares.

NPM Adjustment Items

•	In the second quarter of 2018, Altria recorded pre-tax income of $77 million (or $0.03 per share) for an NPM adjustment settlement with Pennsylvania.

•	In the first half of 2018, Altria recorded pre-tax income of $145 million (or $0.06 per share) for NPM adjustment settlements with 10 states.
Tax Items

•
In the second quarter and first half of 2019, Altria recorded income tax charges of $22 million (or $0.01 per share) and $41 million (or $0.02 per share), respectively, primarily related to a tax basis adjustment to Altria’s equity investment in ABI.

•
In the second quarter and first half of 2018, Altria recorded income tax charges of approximately $95 million (or $0.05 per share) primarily related to a tax basis adjustment to Altria’s equity investment in ABI and for a valuation allowance on foreign tax credit carryforwards that are not realizable. Additionally, the 2018 first half results included a first quarter tax benefit related to prior audit years.

Tobacco and Health Litigation Items

•
In the second quarter and first half of 2019, Altria recorded pre-tax charges of $28 million (or $0.01 per share) and $45 million (or $0.02 per share), respectively, for tobacco and health litigation items and related interest costs.

•
In the second quarter and first half of 2018, Altria recorded pre-tax charges of $70 million (or $0.03 per share) and $98 million (or $0.04 per share), respectively, for tobacco and health litigation items and related interest costs.

SMOKEABLE PRODUCTS

Revenues and OCI
Second Quarter

•	Net revenues increased 5.5%, primarily driven by higher pricing. Revenues net of excise taxes increased 7.4%.

•
Reported OCI increased 7.7%, primarily driven by higher pricing and lower costs (which includes lower tobacco and health litigation items), partially offset by higher resolution expenses (which includes 2018 NPM Adjustment Items) and higher asset impairment, exit and implementation costs.

•	Adjusted OCI increased 11.0%, primarily driven by higher pricing and lower costs, partially offset by higher resolution expenses. Adjusted OCI margins increased 1.8 percentage points to 54.4%.
First Half

•	Net revenues decreased 1.6%, primarily driven by lower shipment volume, partially offset by higher pricing and lower promotional investments. Revenues net of excise taxes increased 0.3%.

•
Reported OCI increased 1.5%, primarily driven by higher pricing, lower costs (which includes lower tobacco and health litigation items) and lower promotional investments, partially offset by lower shipment volume, higher resolution expenses (which includes 2018 NPM Adjustment Items) and higher asset impairment, exit and implementation costs.

•
Adjusted OCI increased 5.7%, primarily driven by higher pricing, lower costs and lower promotional investments, partially offset by lower shipment volume and higher resolution expense. Adjusted OCI margins increased 2.7 percentage points to 53.9%.

Table 2 - Smokeable Products: Revenues and OCI ($ in millions)

	Second Quarter			Six Months Ended June 30,
	2019	2018	Change	2019	2018	Change
Net revenues	$5,853	$5,546	5.5%	$10,788	$10,960	(1.6)%
Excise taxes	(1,389)	(1,388)		(2,592)	(2,789)
Revenues net of excise taxes	$4,464	$4,158	7.4%	$8,196	$8,171	0.3%

Reported OCI	$2,371	$2,201	7.7%	$4,303	$4,239	1.5%
NPM Adjustment Items	—	(77)		—	(145)
Asset impairment, exit and implementation costs	31	2		75	3
Tobacco and health litigation items	25	60		40	84
Adjusted OCI	$2,427	$2,186	11.0%	$4,418	$4,181	5.7%
Adjusted OCI margins [1]	54.4%	52.6%	1.8 pp	53.9%	51.2%	2.7 pp
1 Adjusted OCI margins are calculated as adjusted OCI divided by revenues net of excise taxes.

Shipment Volume
Second Quarter

•
Smokeable products segment reported domestic cigarette shipment volume increased 0.3%, primarily driven by trade inventory movements, partially offset by the industry’s rate of decline and retail share losses.

•	When adjusted for trade inventory movements and other factors, smokeable products segment domestic cigarette shipment volume decreased by an estimated 7%.

•	When adjusted for trade inventory movements and other factors, total domestic cigarette industry volumes declined by an estimated 6%.

•	Reported cigar shipment volume increased 2.6%.
First Half

•
Smokeable products segment reported domestic cigarette shipment volume decreased 7.0%, primarily driven by the industry’s rate of decline, retail share losses and calendar differences, partially offset by trade inventory movements.

•	When adjusted for trade inventory movements, calendar differences and other factors, smokeable products segment domestic cigarette shipment volume decreased by an estimated 7%.

•	When adjusted for trade inventory movements, calendar differences and other factors, total domestic cigarette industry volumes declined by an estimated 5.5%.

•	Reported cigar shipment volume increased 1.9%.

Table 3 - Smokeable Products: Shipment Volume (sticks in millions)

	Second Quarter			Six Months Ended June 30,
	2019	2018	Change	2019	2018	Change
Cigarettes:
Marlboro	23,799	23,529	1.1%	44,266	47,182	(6.2)%
Other premium	1,305	1,404	(7.1)%	2,470	2,813	(12.2)%
Discount	2,253	2,333	(3.4)%	4,215	4,793	(12.1)%
Total cigarettes	27,357	27,266	0.3%	50,951	54,788	(7.0)%

Cigars:
Black & Mild	425	414	2.7%	805	789	2.0%
Other	3	3	—%	5	6	(16.7)%
Total cigars	428	417	2.6%	810	795	1.9%

Total smokeable products	27,785	27,683	0.4%	51,761	55,583	(6.9)%
Note: Cigarettes volume includes units sold as well as promotional units, but excludes units sold for distribution to Puerto Rico, and units sold in U.S. Territories, to overseas military and by Philip Morris Duty Free Inc., none of which, individually or in the aggregate, is material to the smokeable products segment.

Brand Activity and Retail Share
Second Quarter

•	Marlboro retail share was unchanged at 43.3%.

•	PM USA’s Marlboro Rewards reached over 2 million enrollees since its launch in January.

•	PM USA expanded Marlboro Smooth Ice nationally.

•	Nat Sherman completed its expansion of Nat’s to all 50 states.
First Half

•	Marlboro retail share declined 0.1 share point to 43.2%.

Table 4 - Smokeable Products: Cigarettes Retail Share (percent)

	Second Quarter			Six Months Ended June 30,
	2019	2018	Percentage point change	2019	2018	Percentage point change
Cigarettes:
Marlboro	43.3%	43.3%	—	43.2%	43.3%	(0.1)
Other premium	2.5	2.6	(0.1)	2.5	2.6	(0.1)
Discount	4.1	4.4	(0.3)	4.1	4.5	(0.4)
Total cigarettes	49.9%	50.3%	(0.4)	49.8%	50.4%	(0.6)
Note: Retail share results for cigarettes are based on data from IRI/MSAi, a tracking service that uses a sample of stores and certain wholesale shipments to project market share and depict share trends. This service tracks sales in the food, drug, mass merchandisers, convenience, military, dollar store and club trade classes. For other trade classes selling cigarettes, retail share is based on shipments from wholesalers to retailers (STARS). This service is not designed to capture sales through other channels, including the internet, direct mail and some illicitly tax-advantaged outlets. It is IRI’s standard practice to periodically refresh its services, which could restate retail share results that were previously released in this service.

SMOKELESS PRODUCTS

Revenues and OCI
Second Quarter

•	Net revenues increased 4.0%, primarily driven by higher pricing and lower promotional investments, partially offset by lower shipment volume. Revenues net of excise taxes increased 4.6%.

•
Reported and adjusted OCI increased 11.4% and 10.8%, respectively, primarily driven by higher pricing, lower promotional investments and lower costs, partially offset by lower shipment volume. Adjusted OCI margins increased 4.1 percentage points to 74.0%.

First Half

•	Net revenues increased 3.4%, primarily driven by higher pricing and lower promotional investments, partially offset by lower shipment volume. Revenues net of excise taxes increased 3.9%.

•
Reported and adjusted OCI increased 8.8% and 9.4%, respectively, primarily driven by higher pricing, lower promotional investments and lower costs, partially offset by lower shipment volume. Adjusted OCI margins increased 3.6 percentage points to 73.1%.

Table 5 - Smokeless Products: Revenues and OCI ($ in millions)

	Second Quarter			Six Months Ended June 30,
	2019	2018	Change	2019	2018	Change
Net revenues	$602	$579	4.0%	$1,142	$1,104	3.4%
Excise taxes	(32)	(34)		(63)	(66)
Revenues net of excise taxes	$570	$545	4.6%	$1,079	$1,038	3.9%

Reported OCI	$420	$377	11.4%	$778	$715	8.8%
Asset impairment, exit and implementation costs	2	4		11	6
Adjusted OCI	$422	$381	10.8%	$789	$721	9.4%
Adjusted OCI margins [1]	74.0%	69.9%	4.1 pp	73.1%	69.5%	3.6 pp
1 Adjusted OCI margins are calculated as adjusted OCI divided by revenues net of excise taxes.

Shipment Volume
Second Quarter

•
Smokeless products segment reported domestic shipment volume declined 3.6%, primarily driven by the industry’s rate of decline, trade inventory movements and retail share losses. When adjusted for trade inventory movements, smokeless products segment shipment volume declined an estimated 3%.

First Half

•
Smokeless products segment reported domestic shipment volume declined 2.9%, primarily driven by the industry’s rate of decline, one fewer shipping Monday and retail share losses, partially offset by trade inventory movements. When adjusted for calendar differences and trade inventory movements, smokeless products segment shipment volume declined an estimated 2%.

•	Total smokeless industry volume declined by an estimated 1.5% over the past six months.

Table 6 - Smokeless Products: Shipment Volume (cans and packs in millions)

	Second Quarter			Six Months Ended June 30,
	2019	2018	Change	2019	2018	Change
Copenhagen	132.7	138.1	(3.9)%	257.9	262.5	(1.8)%
Skoal	58.2	59.8	(2.7)%	108.5	114.8	(5.5)%
Copenhagen and Skoal	190.9	197.9	(3.5)%	366.4	377.3	(2.9)%
Other	17.1	17.8	(3.9)%	33.0	34.1	(3.2)%
Total smokeless products	208.0	215.7	(3.6)%	399.4	411.4	(2.9)%
Note: Volume includes cans and packs sold, as well as promotional units, but excludes international volume, which is not material to the smokeless products segment. New types of smokeless products, as well as new packaging configurations of existing smokeless products, may or may not be equivalent to existing moist smokeless tobacco (MST) products on a can-for-can basis. To calculate volumes of cans and packs shipped, one pack of snus, irrespective of the number of pouches in the pack, is assumed to be equivalent to one can of MST.

Brand Activity and Retail Share
Second Quarter

•	Copenhagen retail share grew 0.3 share points to 34.6%.

•	Skoal retail share declined 0.6 share points to 15.8%.

•	USSTC opened the Original Snuff Shop in Nashville in May. The retail store is designed to reinforce Copenhagen’s leading equity position among adult dippers.
First Half

•	Copenhagen retail share grew 0.5 share points to 34.8%.

•	Skoal retail share declined 0.7 share points to 15.6%.

Table 7 - Smokeless Products: Retail Share (percent)

	Second Quarter			Six Months Ended June 30,
	2019	2018	Percentage point change	2019	2018	Percentage point change
Copenhagen	34.6%	34.3%	0.3	34.8%	34.3%	0.5
Skoal	15.8	16.4	(0.6)	15.6	16.3	(0.7)
Copenhagen and Skoal	50.4	50.7	(0.3)	50.4	50.6	(0.2)
Other	3.5	3.4	0.1	3.4	3.4	—
Total smokeless products	53.9%	54.1%	(0.2)	53.8%	54.0%	(0.2)
Note: Retail share results for smokeless products are based on data from IRI InfoScan, a tracking service that uses a sample of stores to project market share and depict share trends. This service tracks sales in the food, drug, mass merchandisers, convenience, military, dollar store and club trade classes on the number of cans and packs sold. Smokeless products is defined by IRI as moist smokeless and spit-free tobacco products. New types of smokeless products, as well as new packaging configurations of existing smokeless products, may or may not be equivalent to existing MST products on a can-for-can basis. For example, one pack of snus, irrespective of the number of pouches in the pack, is assumed to be equivalent to one can of MST. Because this service represents retail share performance only in key trade channels, it should not be considered a precise measurement of actual retail share. It is IRI’s standard practice to periodically refresh its InfoScan services, which could restate retail share results that were previously released in this service.

WINE

Revenues, OCI and Shipment Volume
Second Quarter

•	Net revenues were essentially unchanged as unfavorable premium mix was offset by higher shipment volume.

•	Reported and adjusted OCI decreased $8 million, primarily driven by higher costs and unfavorable premium mix.

•	Reported wine shipment volume increased 2.7% to approximately 2.0 million cases.
First Half

•	Net revenues increased 2.6%, primarily driven by higher shipment volume, partially offset by unfavorable premium mix and higher promotional investments.

•	Reported and adjusted OCI decreased $10 million, primarily driven by higher costs, higher promotional investments and unfavorable premium mix, partially offset by higher shipment volume.

•	Reported wine shipment volume increased 5.2% to approximately 3.9 million cases.

Table 8 - Wine: Revenues and OCI ($ in millions)

	Second Quarter			Six Months Ended June 30,
	2019	2018	Change	2019	2018	Change
Net revenues	$165	$166	(0.6)%	316	$308	2.6%
Excise taxes	(5)	(4)		(10)	(9)
Revenues net of excise taxes	$160	$162	(1.2)%	$306	$299	2.3%

Reported and Adjusted OCI	$19	$27	(29.6)%	$34	$44	(22.7)%
OCI margins [1]	11.9%	16.7%	(4.8) pp	11.1%	14.7%	(3.6) pp
1 OCI margins are calculated as adjusted OCI divided by revenues net of excise taxes.

Altria's Profile
Altria’s wholly-owned subsidiaries include Philip Morris USA Inc. (PM USA), U.S. Smokeless Tobacco Company LLC (USSTC), John Middleton Co. (Middleton), Sherman Group Holdings, LLC and its subsidiaries (Nat Sherman), Ste. Michelle Wine Estates Ltd. (Ste. Michelle) and Philip Morris Capital Corporation (PMCC). Altria holds equity investments in Anheuser-Busch InBev SA/NV (ABI), JUUL Labs, Inc. (JUUL) and Cronos Group Inc. (Cronos).
The brand portfolios of Altria’s tobacco operating companies include Marlboro®, Black & Mild®, Copenhagen® and Skoal®. Ste. Michelle produces and markets premium wines sold under various labels, including Chateau Ste. Michelle®, Columbia Crest®, 14 Hands® and Stag’s Leap Wine Cellars™, and it imports and markets Antinori®, Champagne Nicolas Feuillatte™ and Villa Maria Estate™ products in the United States. Trademarks and service marks related to Altria referenced in this release are the property of Altria or its subsidiaries or are used with permission.
More information about Altria is available at altria.com and on the Altria Investor app, or follow Altria on Twitter, Facebook and LinkedIn.

Basis of Presentation
Altria reports its financial results in accordance with GAAP. Altria’s management reviews OCI, which is defined as operating income before general corporate expenses and amortization of intangibles, to evaluate the performance of, and allocate resources to, the segments. Altria’s management also reviews certain financial results, including OCI, OCI margins and diluted EPS, on an adjusted basis, which excludes certain income and expense items, including those items noted under “2019 Full-Year Guidance.” Altria’s management does not view any of these special items to be part of Altria’s underlying results as they may be highly variable, may be infrequent, are difficult to predict and can distort underlying business trends and results. Altria’s management also reviews income tax rates on an adjusted basis. Altria’s adjusted effective tax rate may exclude certain tax items from its reported effective tax rate. Altria’s management believes that adjusted financial measures provide useful additional insight into underlying business trends and results and provide a more meaningful comparison of year-over-year results. Altria’s management uses adjusted financial measures for planning, forecasting and evaluating business and financial performance, including allocating resources and evaluating results relative to employee compensation targets. These adjusted financial measures are not consistent with GAAP and may not be calculated the same as similarly titled measures used by other companies. These adjusted financial measures should thus be considered as supplemental in nature and not considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP. Reconciliations of historical adjusted financial measures to corresponding GAAP measures are provided in this release.
Altria uses the equity method of accounting for its investment in ABI and Cronos and reports its share of ABI’s and Cronos’ results using a one-quarter lag because ABI’s and Cronos’ results are not available in time to record them in the concurrent period. The one-quarter reporting lag for ABI and Cronos does not affect Altria’s cash flows. Altria accounts for its investment in JUUL as an investment in an equity security. If and when antitrust clearance is obtained, Altria expects to account for its investment in JUUL under the equity method of accounting.
Altria’s reportable segments are smokeable products, including combustible cigarettes and cigars manufactured and sold by PM USA, Middleton and Nat Sherman; smokeless products, including moist smokeless tobacco and snus products manufactured and sold by USSTC; and wine, produced and/or distributed by Ste. Michelle. Results for innovative tobacco products and PMCC are included in “All Other.”
Comparisons are to the corresponding prior-year period unless otherwise stated.

Forward-Looking and Cautionary Statements
This release contains projections of future results and other forward-looking statements that involve a number of risks and uncertainties and are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995.
Important factors that may cause actual results and outcomes to differ materially from those contained in the projections and forward-looking statements included in this release are described in Altria’s publicly filed reports, including its Annual Report on Form 10-K for the year ended December 31, 2018 and its Quarterly Report on Form 10-Q for the period ended March 31, 2019. These factors include the following:

•
unfavorable litigation outcomes, including risks associated with adverse jury and judicial determinations, courts reaching conclusions at variance with our and our subsidiaries’ understanding of applicable law, bonding requirements in the jurisdictions that do not limit the dollar amount of appeal bonds, and certain challenges to bond cap statutes;

•	government (including FDA) and private sector actions that impact adult tobacco consumer acceptability of, or access to, tobacco products;

•	the growth of the e-vapor category and other innovative tobacco products contributing to reductions in cigarette and smokeless tobacco product consumption levels and sales volume;

•	tobacco product taxation, including lower tobacco product consumption levels and potential shifts in adult consumer purchases as a result of federal and state excise tax increases;

•	the failure by our tobacco and wine subsidiaries to compete effectively in their respective markets;

•
our tobacco and wine subsidiaries’ continued ability to promote brand equity successfully; to anticipate and respond to evolving adult consumer preferences; to develop, manufacture, market and distribute products that appeal to adult tobacco consumers (including, where appropriate, through arrangements with, and investments in third parties); to improve productivity; and to protect or enhance margins through cost savings and price increases;

•	changes in economic conditions that result in consumers choosing lower-priced brands;

•
the unsuccessful commercialization of adjacent products or processes by our tobacco subsidiaries and investees, including innovative tobacco products that may reduce the health risks associated with current tobacco products and that appeal to adult tobacco consumers;

•	significant changes in price, availability or quality of tobacco, other raw materials or component parts;

•
the risks related to the reliance by our tobacco subsidiaries on a few significant facilities and a small number of key suppliers, including an extended disruption at a facility or of service by a supplier;

•	required or voluntary product recalls as a result of various circumstances such as product contamination or FDA or other regulatory action;

•	the failure of our information systems or service providers’ information systems to function as intended, or cyber-attacks or security breaches;

•	unfavorable outcomes of any government investigations;

•	a successful challenge to our tax positions;

•
the risks related to our and our investees’ international business operations, including failure to prevent violations of various United States and foreign laws and regulations such as laws prohibiting bribery and corruption;

•	our inability to attract and retain the best talent due to the impact of decreasing social acceptance of tobacco usage and tobacco control actions;

•	the adverse effect of acquisitions or other events on our credit rating;

•	our inability to acquire attractive businesses or make attractive investments on favorable terms, or at all, or to realize the anticipated benefits from an acquisition or investment;

•	the risks related to disruption and uncertainty in the credit and capital markets, including on our access to these markets, earnings and dividend rate;

•	impairment losses as a result of the write down of intangible assets, including goodwill;

•	the risks related to Ste. Michelle’s wine business, including competition, unfavorable changes in grape supply and governmental regulations;

•
the adverse effects of risks encountered by ABI in its business, foreign currency exchange rates and ABI’s stock price on our equity investment in ABI, including on our reported earnings from and carrying value of our investment in ABI and the dividends paid by ABI on the shares we own;

•
the risks related to our inability to transfer our equity securities in ABI until October 10, 2021, and, if our ownership percentage decreases below certain levels, the adverse effects of additional tax liabilities, a reduction in the number of directors that we have the right to have appointed to the ABI Board of Directors, and our potential inability to use the equity method of accounting for our investment in ABI;

•	the risk of challenges to the tax treatment of the consideration we received in the ABI/SABMiller business combination and the tax treatment of our equity investment;

•
the risks related to our inability to obtain antitrust clearance required for the conversion of our non-voting JUUL shares into voting shares in a timely manner or at all, including the resulting limitations on our rights with respect to our investment in JUUL and our inability to account for our investment in JUUL using the equity method;

•
the risks generally related to our investments in JUUL and Cronos, including our inability to realize the expected benefits of our investments in the expected time frames, or at all, due to the risks encountered by our investees in their businesses, such as operational, compliance and regulatory risks at the international, federal and state levels, including actions by the FDA; potential disruptions to our investees’ management or current or future plans and operations due to our investments; domestic or international litigation developments, government investigations, tax disputes or otherwise; and potential impairment of our investments;

•
the risks related to our inability to acquire a controlling interest in JUUL as a result of standstill restrictions or to control the material decisions of JUUL, restrictions on our ability to sell or otherwise transfer our shares of JUUL until December 20, 2024, and non-competition restrictions for the same time period;

•	the risks related to any decrease of our percentage ownership in JUUL, including the loss of certain of our governance, consent, preemptive and other rights; and

•	the risks, including criminal, civil or tax liability for Altria, related to Cronos’s failure to comply with applicable laws, including cannabis laws.

Altria cautions that the foregoing list of important factors is not complete and does not undertake to update any forward-looking statements that it may make except as required by applicable law. All subsequent written and oral forward-looking statements attributable to Altria or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements referenced above.

Source: Altria Group, Inc.

Altria Client Services         Altria Client Services
Investor Relations         Media Relations
804-484-8222             804-484-8897

Schedule 1
ALTRIA GROUP, INC.
and Subsidiaries
Consolidated Statements of Earnings
For the Quarters Ended June 30,
(dollars in millions, except per share data)
(Unaudited)

	2019	2018	% Change

Net revenues	$6,619	$6,305	5.0%
Cost of sales [1]	1,874	1,738
Excise taxes on products [1]	1,426	1,426
Gross profit	3,319	3,141	5.7%
Marketing, administration and research costs	499	591
Asset impairment and exit costs	33	2
Operating companies income	2,787	2,548	9.4%
Amortization of intangibles	8	5
General corporate expenses	62	45
Operating income	2,717	2,498	8.8%
Interest and other debt expense, net	312	178
Net periodic benefit income, excluding service cost	(15)	(9)
Earnings from equity investments [1]	(447)	(228)
Loss on Cronos-related financial instruments	266	—
Earnings before income taxes	2,601	2,557	1.7%
Provision for income taxes	604	680
Net earnings	1,997	1,877	6.4%
Net earnings attributable to noncontrolling interests	(1)	(1)
Net earnings attributable to Altria	$1,996	$1,876	6.4%

Per share data:
Basic and diluted earnings per share attributable to Altria	$1.07	$0.99	8.1%

Weighted-average diluted shares outstanding	1,870	1,891	(1.1)%

[1]  Cost of sales includes charges for resolution expenses related to state settlement agreements and FDA user fees. Supplemental information concerning those items, excise taxes on products sold and earnings from equity investments is shown in Schedule 5.

					Schedule 2
ALTRIA GROUP, INC.
and Subsidiaries
Selected Financial Data
For the Quarters Ended June 30,
(dollars in millions)
(Unaudited)

	Net Revenues
	Smokeable Products	Smokeless Products	Wine	All Other	Total
2019	$5,853	$602	$165	$(1)	$6,619
2018	5,546	579	166	14	6,305
% Change	5.5%	4.0%	(0.6)%	(100.0)%+	5.0%

Reconciliation:
For the quarter ended June 30, 2018	$5,546	$579	$166	$14	$6,305
Operations	307	23	(1)	(15)	314
For the quarter ended June 30, 2019	$5,853	$602	$165	$(1)	$6,619

	Operating Companies Income (Loss)
	Smokeable Products	Smokeless Products	Wine	All Other	Total
2019	$2,371	$420	$19	$(23)	$2,787
2018	2,201	377	27	(57)	2,548
% Change	7.7%	11.4%	(29.6)%	59.6%	9.4%

Reconciliation:
For the quarter ended June 30, 2018	$2,201	$377	$27	$(57)	$2,548

NPM Adjustment Items - 2018	(77)	—	—	—	(77)
Asset impairment, exit and implementation costs - 2018	2	4	—	—	6
Tobacco and health litigation items - 2018	60	—	—	—	60
	(15)	4	—	—	(11)

Asset impairment, exit and implementation costs - 2019	(31)	(2)	—	(12)	(45)
Tobacco and health litigation items - 2019	(25)	—	—	—	(25)
	(56)	(2)	—	(12)	(70)
Operations	241	41	(8)	46	320
For the quarter ended June 30, 2019	$2,371	$420	$19	$(23)	$2,787

			Schedule 3
ALTRIA GROUP, INC.
and Subsidiaries
Consolidated Statements of Earnings
For the Six Months Ended June 30,
(dollars in millions, except per share data)
(Unaudited)

	2019	2018	% Change

Net revenues	$12,247	$12,413	(1.3)%
Cost of sales [1]	3,452	3,472
Excise taxes on products [1]	2,665	2,864
Gross profit	6,130	6,077	0.9%
Marketing, administration and research costs	978	1,158
Asset impairment and exit costs	72	4
Operating companies income	5,080	4,915	3.4%
Amortization of intangibles	16	10
General corporate expenses	108	91
Corporate asset impairment and exit costs	1	—
Operating income	4,955	4,814	2.9%
Interest and other debt expense, net	696	344
Net periodic benefit income, excluding service cost	(16)	(16)
Earnings from equity investments [1]	(533)	(570)
Loss on Cronos-related financial instruments	691	—
Loss on ABI/SABMiller business combination	—	33
Earnings before income taxes	4,117	5,023	(18.0)%
Provision for income taxes	999	1,251
Net earnings	3,118	3,772	(17.3)%
Net earnings attributable to noncontrolling interests	(2)	(2)
Net earnings attributable to Altria	$3,116	$3,770	(17.3)%

Per share data[2]:
Basic and diluted earnings per share attributable to Altria	$1.66	$1.99	(16.6)%

Weighted-average diluted shares outstanding	1,872	1,895	(1.2)%

[1]  Cost of sales includes charges for resolution expenses related to state settlement agreements and FDA user fees. Supplemental information concerning those items, excise taxes on products sold and earnings from equity investments is shown in Schedule 5.

[2]  Basic and diluted earnings per share attributable to Altria are computed independently for each period. Accordingly, the sum of the quarterly earnings per share amounts may not agree to the year-to-date amounts.

					Schedule 4
ALTRIA GROUP, INC.
and Subsidiaries
Selected Financial Data
For the Six Months Ended June 30,
(dollars in millions)
(Unaudited)

	Net Revenues
	Smokeable Products	Smokeless Products	Wine	All Other	Total
2019	$10,788	$1,142	$316	$1	$12,247
2018	10,960	1,104	308	41	12,413
% Change	(1.6)%	3.4%	2.6%	(97.6)%	(1.3)%

Reconciliation:
For the six months ended June 30, 2018	$10,960	$1,104	$308	$41	$12,413
Operations	(172)	38	8	(40)	(166)
For the six months ended June 30, 2019	$10,788	$1,142	$316	$1	$12,247

	Operating Companies Income (Loss)
	Smokeable Products	Smokeless Products	Wine	All Other	Total
2019	$4,303	$778	$34	$(35)	$5,080
2018	4,239	715	44	(83)	4,915
% Change	1.5%	8.8%	(22.7)%	57.8%	3.4%

Reconciliation:
For the six months ended June 30, 2018	$4,239	$715	$44	$(83)	$4,915

NPM Adjustment Items - 2018	(145)	—	—	—	(145)
Asset impairment, exit and implementation costs - 2018	3	6	—	—	9
Tobacco and health litigation items - 2018	84	—	—	—	84
	(58)	6	—	—	(52)

Asset impairment, exit and implementation costs - 2019	(75)	(11)	—	(7)	(93)
Tobacco and health litigation items - 2019	(40)	—	—	—	(40)
	(115)	(11)	—	(7)	(133)
Operations	237	68	(10)	55	350
For the six months ended June 30, 2019	$4,303	$778	$34	$(35)	$5,080

			Schedule 5
ALTRIA GROUP, INC.
and Subsidiaries
Supplemental Financial Data
(dollars in millions)
(Unaudited)

	For the Quarters Ended June 30,		For the Six Months Ended June 30,
	2019	2018	2019	2018
The segment detail of excise taxes on products sold is as follows:

Smokeable products	$1,389	$1,388	$2,592	$2,789
Smokeless products	32	34	63	66
Wine	5	4	10	9
	$1,426	$1,426	$2,665	$2,864

The segment detail of charges for resolution expenses related to state settlement agreements included in cost of sales is as follows:

Smokeable products	$1,138	$961	$2,049	$1,978
Smokeless products	3	2	5	4
	$1,141	$963	$2,054	$1,982

The segment detail of FDA user fees included in cost of sales is as follows:

Smokeable products	$73	$72	$145	$141
Smokeless products	1	1	2	2
	$74	$73	$147	$143

The detail of earnings from equity investments is as follows:

ABI	$302	$228	$388	$570
Cronos	145	—	145	—
	$447	$228	$533	$570

		Schedule 6
ALTRIA GROUP, INC.
and Subsidiaries
Net Earnings and Diluted Earnings Per Share - Attributable to Altria Group, Inc.
For the Quarters Ended June 30,
(dollars in millions, except per share data)
(Unaudited)

	Net Earnings	Diluted EPS
2019 Net Earnings	$1,996	$1.07
2018 Net Earnings	$1,876	$0.99
% Change	6.4%	8.1%

Reconciliation:
2018 Net Earnings	$1,876	$0.99

2018 NPM Adjustment Items	(58)	(0.03)
2018 ABI-related special items	(57)	(0.03)
2018 Asset impairment, exit and implementation costs	5	—
2018 Tobacco and health litigation items	53	0.03
2018 Tax items	94	0.05
Subtotal 2018 special items	37	0.02

2019 ABI-related special items	71	0.04
2019 Asset impairment, exit and implementation costs	(33)	(0.02)
2019 Tobacco and health litigation items	(21)	(0.01)
2019 Cronos-related special items	(56)	(0.03)
2019 Tax items	(22)	(0.01)
Subtotal 2019 special items	(61)	(0.03)

Fewer shares outstanding	—	0.01
Change in tax rate	(25)	(0.01)
Operations	169	0.09
2019 Net Earnings	$1,996	$1.07

				Schedule 7
ALTRIA GROUP, INC.
and Subsidiaries
Reconciliation of GAAP and non-GAAP Measures
For the Quarters Ended June 30,
(dollars in millions, except per share data)
(Unaudited)

	Earnings before Income Taxes	Provision for Income Taxes	Net Earnings	Net Earnings Attributable to Altria	Diluted EPS
2019 Reported	$2,601	$604	$1,997	$1,996	$1.07
ABI-related special items	(90)	(19)	(71)	(71)	(0.04)
Asset impairment, exit and implementation costs	45	12	33	33	0.02
Tobacco and health litigation items	28	7	21	21	0.01
Cronos-related special items	119	63	56	56	0.03
Tax items	—	(22)	22	22	0.01
2019 Adjusted for Special Items	$2,703	$645	$2,058	$2,057	$1.10

2018 Reported	$2,557	$680	$1,877	$1,876	$0.99
NPM Adjustment Items	(77)	(19)	(58)	(58)	(0.03)
ABI-related special items	(72)	(15)	(57)	(57)	(0.03)
Asset impairment, exit and implementation costs	6	1	5	5	—
Tobacco and health litigation items	70	17	53	53	0.03
Tax items	—	(94)	94	94	0.05
2018 Adjusted for Special Items	$2,484	$570	$1,914	$1,913	$1.01

2019 Reported Net Earnings				$1,996	$1.07
2018 Reported Net Earnings				$1,876	$0.99
% Change				6.4%	8.1%

2019 Net Earnings Adjusted for Special Items				$2,057	$1.10
2018 Net Earnings Adjusted for Special Items				$1,913	$1.01
% Change				7.5%	8.9%

		Schedule 8
ALTRIA GROUP, INC.
and Subsidiaries
Net Earnings and Diluted Earnings Per Share - Attributable to Altria Group, Inc.
For the Six Months Ended June 30,
(dollars in millions, except per share data)
(Unaudited)

	Net Earnings	Diluted EPS [1]
2019 Net Earnings	$3,116	$1.66
2018 Net Earnings	$3,770	$1.99
% Change	(17.3)%	(16.6)%

Reconciliation:
2018 Net Earnings	$3,770	$1.99

2018 NPM Adjustment Items	(109)	(0.06)
2018 Tobacco and health litigation items	73	0.04
2018 ABI-related special items	(149)	(0.07)
2018 Asset impairment, exit and implementation costs	7	—
2018 Loss on ABI/SABMiller business combination	26	0.01
2018 Tax items	95	0.05
Subtotal 2018 special items	(57)	(0.03)

2019 ABI-related special items	(19)	(0.01)
2019 Tobacco and health litigation items	(34)	(0.02)
2019 Asset impairment, exit, implementation and acquisition-related costs	(158)	(0.08)
2019 Cronos-related special items	(384)	(0.21)
2019 Tax items	(41)	(0.02)
Subtotal 2019 special items	(636)	(0.34)

Fewer shares outstanding	—	0.02
Change in tax rate	(42)	(0.02)
Operations	81	0.04
2019 Net Earnings	$3,116	$1.66

1 Basic and diluted earnings per share attributable to Altria are computed independently for each period. Accordingly, the sum of the quarterly earnings per share amounts may not agree to the year-to-date amounts.

				Schedule 9
ALTRIA GROUP, INC.
and Subsidiaries
Reconciliation of GAAP and non-GAAP Measures
For the Six Months Ended June 30,
(dollars in millions, except per share data)
(Unaudited)

	Earnings before Income Taxes	Provision for Income Taxes	Net Earnings	Net Earnings Attributable to Altria	Diluted EPS [1]
2019 Reported	$4,117	$999	$3,118	$3,116	$1.66
Tobacco and health litigation items	45	11	34	34	0.02
ABI-related special items	24	5	19	19	0.01
Asset impairment, exit, implementation and acquisition-related costs	204	46	158	158	0.08
Cronos-related special items	544	160	384	384	0.21
Tax items	—	(41)	41	41	0.02
2019 Adjusted for Special Items	$4,934	$1,180	$3,754	$3,752	$2.00

2018 Reported	$5,023	$1,251	$3,772	$3,770	$1.99
NPM Adjustment Items	(145)	(36)	(109)	(109)	(0.06)
Tobacco and health litigation items	98	25	73	73	0.04
ABI-related special items	(189)	(40)	(149)	(149)	(0.07)
Asset impairment, exit and implementation costs	9	2	7	7	—
Loss on ABI/SABMiller business combination	33	7	26	26	0.01
Tax items	—	(95)	95	95	0.05
2018 Adjusted for Special Items	$4,829	$1,114	$3,715	$3,713	$1.96

2019 Reported Net Earnings				$3,116	$1.66
2018 Reported Net Earnings				$3,770	$1.99
% Change				(17.3)%	(16.6)%

2019 Net Earnings Adjusted for Special Items				$3,752	$2.00
2018 Net Earnings Adjusted for Special Items				$3,713	$1.96
% Change				1.1%	2.0%

1 Basic and diluted earnings per share attributable to Altria are computed independently for each period. Accordingly, the sum of the quarterly earnings per share amounts may not agree to the year-to-date amounts.

				Schedule 10
ALTRIA GROUP, INC.
and Subsidiaries
Reconciliation of GAAP and non-GAAP Measures
For the Year Ended December 31, 2018
(dollars in millions, except per share data)
(Unaudited)

	Earnings before Income Taxes	Provision for Income Taxes	Net Earnings	Net Earnings Attributable to Altria	Diluted EPS
2018 Reported	$9,341	$2,374	$6,967	$6,963	$3.68
NPM Adjustment Items	(145)	(36)	(109)	(109)	(0.06)
Tobacco and health litigation items	131	33	98	98	0.05
ABI-related special items	(85)	(17)	(68)	(68)	(0.03)
Asset impairment, exit, implementation and acquisition-related costs	538	106	432	432	0.23
Loss on ABI/SABMiller business combination	33	7	26	26	0.01
Tax items	—	(197)	197	197	0.11
2018 Adjusted for Special Items	$9,813	$2,270	$7,543	$7,539	$3.99

		Schedule 11
ALTRIA GROUP, INC.
and Subsidiaries
Condensed Consolidated Balance Sheets
(dollars in millions)
(Unaudited)

	June 30, 2019	December 31, 2018
Assets
Cash and cash equivalents	$1,796	$1,333
Inventories	2,235	2,331
Other current assets	452	635
Property, plant and equipment, net	1,917	1,938
Goodwill and other intangible assets, net	17,527	17,475
Investments in equity securities	32,094	30,496
Other long-term assets	1,480	1,430
Total assets	$57,501	$55,638

Liabilities and Stockholders’ Equity
Short-term borrowings	$—	$12,704
Current portion of long-term debt	2,144	1,144
Accrued settlement charges	2,019	3,454
Other current liabilities	3,789	3,891
Long-term debt	27,096	11,898
Deferred income taxes	5,378	5,172
Accrued postretirement health care costs	1,768	1,749
Accrued pension costs	439	544
Other long-term liabilities	364	254
Total liabilities	42,997	40,810
Redeemable noncontrolling interest	38	39
Total stockholders’ equity	14,466	14,789
Total liabilities and stockholders’ equity	$57,501	$55,638

Total debt	$29,240	$25,746

Schedule 12
ALTRIA GROUP, INC.
and Subsidiaries
Calculation of Total Debt to Adjusted EBITDA and Net Debt to Adjusted EBITDA Ratios
For the Twelve Months Ended June 30, 2019
(dollars in millions)
(Unaudited)

Twelve Months Ended June 30, 2019
Consolidated Net Earnings	$6,313
Equity earnings and noncontrolling interests, net	(858)
Loss on Cronos-related financial instruments	691
Dividends from less than 50% owned affiliates	401
Provision for income taxes	2,122
Depreciation and amortization	229
Asset impairment and exit costs	452
Interest and other debt expense, net	1,017
Consolidated EBITDA [1]	$10,367

Current portion of long-term debt	$2,144
Long-term debt	27,096
Total Debt [2]	29,240
Cash and cash equivalents[3]	1,796
Net Debt [4]	$27,444

Ratios:
Total Debt / Consolidated EBITDA	2.8
Net Debt / Consolidated EBITDA	2.6

[1] Reflects the term “Consolidated EBITDA” as defined in Altria’s senior unsecured revolving credit agreement.

[2] Reflects total debt as presented on Altria’s Condensed Consolidated Balance Sheet at June 30, 2019. See Schedule 11.

[3]Reflects cash and cash equivalents as presented on Altria’s Condensed Consolidated Balance Sheet at June 30, 2019. See Schedule 11.

[4] Reflects total debt, less cash and cash equivalents at June 30, 2019.

								Schedule 13
ALTRIA GROUP, INC.
and Subsidiaries
Supplemental Financial Data for Special Items
For the Quarters Ended June 30,
(dollars in millions)
(Unaudited)

	Cost of Sales	Marketing, administration and research costs	Asset impairment and exit costs	General corporate expenses	Interest and other debt expense, net	Net periodic benefit income, excluding service cost	Earnings from equity investments	Loss on Cronos-related financial instruments
2019 Special Items - (Income) Expense
ABI-related special items	$—	$—	$—	$—	$—	$—	$(90)	$—
Asset impairment, exit and implementation costs	(2)	14	33	—	—	—	—	—
Tobacco and health litigation items	—	25	—	—	3	—	—	—
Cronos-related special items	—	—	—	—	—	—	(147)	266

2018 Special Items - (Income) Expense
NPM Adjustment Items	$(77)	$—	$—	$—	$—	$—	$—	$—
ABI-related special items	—	—	—	—	—	—	(72)	—
Asset impairment, exit and implementation costs	4	—	2	—	—	—	—	—
Tobacco and health litigation items	—	60	—	—	10	—	—	—

Note: This schedule is intended to provide supplemental financial data for certain income and expense items that management believes are not part of underlying operations and their presentation in Altria’s consolidated statements of earnings. This schedule is not intended to provide, or reconcile, non-GAAP financial measures.

										Schedule 14
ALTRIA GROUP, INC.
and Subsidiaries
Supplemental Financial Data for Special Items
For the Six Months Ended June 30,
(dollars in millions)
(Unaudited)

	Cost of Sales	Marketing, administration and research costs	Asset impairment and exit costs	General corporate expenses	Corporate asset impairment and exit costs	Interest and other debt expense, net	Net periodic benefit income, excluding service cost	Earnings from equity investments	Loss on Cronos-related financial instruments	Loss on ABI/SABMiller business combination
2019 Special Items - (Income) Expense
Tobacco and health litigation items	$—	$40	$—	$—	$—	$5	$—	$—	$—	$—
ABI-related special items	—	—	—	—	—	—	—	24	—	—
Asset impairment, exit, implementation, and acquisition-related costs	(2)	23	72	2	1	96	12	—	—	—
Cronos-related special items	—	—	—	—	—	—	—	(147)	691	—
2018 Special Items - (Income) Expense
NPM Adjustment Items	$(145)	$—	$—	$—	$—	$—	$—	$—	$—	$—
Tobacco and health litigation items	—	84	—	—	—	14	—	—	—	—
ABI-related special items	—	—	—	—	—	—	—	(189)	—	—
Asset impairment, exit and implementation costs	5	—	4	—	—	—	—	—	—	—
Loss on ABI/SABMiller business combination	—	—	—	—	—	—	—	—	—	33

Note: This schedule is intended to provide supplemental financial data for certain income and expense items that management believes are not part of underlying operations and their presentation in Altria’s consolidated statements of earnings. This schedule is not intended to provide, or reconcile, non-GAAP financial measures.